UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 21, 2018

THE AES CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-12291	54-1163725
(State or other jurisdiction	(Commission File	(I.R.S. Employer
of incorporation)	Number)	Identification Number)

4300 Wilson Boulevard, Suite 1100,
Arlington, Virginia		22203
(Address of principal executive offices)		(zip code)

Registrant’s telephone number, including area code: (703) 522-1315

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01	Completion of Acquisition or Disposition of Assets.

As previously announced, The AES Corporation (“AES” or the “Company”) entered into a share purchase agreement (the “Agreement”) with SMC Global Power Holdings Corp on December 17, 2017. On March 20, 2018, pursuant to the terms and conditions of the Agreement AES sold its entire 51% equity interest in the 630 MW Masinloc coal-fired power plant in operation, the 335 MW Masinloc 2 coal-fired power plant under construction and the 10 MW Masinloc energy storage project in operation (the “Disposition”). AES completed the sale for approximately $1.05 billion.

Item 9.01	Financial Statements and Exhibits.

(b) Pro Forma Financial Information

In accordance with Rule 11-01(a) of Regulation S-X, filed herewith as Exhibit 99.1 is unaudited pro forma condensed consolidated financial information of The AES Corporation, giving effect to certain pro forma events related to the Disposition. The pro forma statement of operations and balance sheet are for the year ended December 31, 2017.

(d) Exhibits

Exhibit No.	Description
99.1	Unaudited pro forma condensed consolidated financial information of The AES Corporation consisting of:
● Pro forma condensed consolidated statement of operations for the year ended December 31, 2017;
● Pro forma condensed consolidated balance sheet as of December 31, 2017; and
● Notes to pro forma condensed consolidated financial statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE AES CORPORATION
(Registrant)

		By:	/s/ Thomas M. O’Flynn
			Name:	Thomas M. O’Flynn
			Title:	Executive Vice President and
Chief Financial Officer
Date:	March 21, 2018

EXHIBIT INDEX

Exhibit No.	Description
99.1	Unaudited pro forma condensed consolidated financial information of The AES Corporation
● Pro forma condensed consolidated statement of operations for the year ended December 31, 2017;
● Pro forma condensed consolidated balance sheet as of December 31, 2017; and
● Notes to pro forma condensed consolidated financial statements.